Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Enanta Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type(1)	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	—	—	—	—	—	—

	Equity	Preferred Stock, par value $0.01 per share	—	—	—	—	—	—

	Debt	Debt Securities

	Other	Warrants	—	—	—	—	—	—

	Other	Units(3)	—	—	—	—	—	—

	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(1)(2)	(2)	$150,000,000	0.00014760	$22,140

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—	—	—

	Total Offering Amounts					$150,000,000	0.00014760	$22,140

	Total Fees Previously Paid							—

	Total Fee Offsets							$9,270

	Net Fee Due							$12,870

(1)

This registration statement covers such indeterminate amount or number of the securities of each identified class as the registrant may from time to time issue at indeterminate prices which shall have an aggregate initial offering price not to exceed $150,000,000, including securities issuable upon conversion, exercise, exchange, redemption, repurchase or settlement of other securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this Registration Statement shall also cover any additional securities issuable by reason of any stock split, stock dividend or similar transaction, including anti-dilution provisions.

(2)

The proposed maximum offering price per unit for the primary offering will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)	Each unit will represent an interest in two or more other securities, which may or may not be separable from one another.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offet Claimed	Unsold Securities Associated with Fee Offset Claimed	Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Enanta Pharmaceuticals, Inc.	424(b)(5)	333-258632	August 26, 2022	—	$9,270 (1)	Equity	Common Stock, par value $0.01 per share	(1)	$100,000,000

Fee Offset Sources	Enanta Pharmaceuticals, Inc.	424(b)(5)	333-258632		August 26, 2022						$9,270

(1)

On August 26, 2022, the registrant filed a prospectus supplement (the “2022 Prospectus Supplement”) to the prospectus included in its Registration Statement on Form S-3 (Registration Statement No. 333-258632) (the “2021 Registration Statement”) and concurrently submitted a fee of $9,270. The 2022 Prospectus Supplement related to the registrant’s offer and sale from time to time of shares of the registrant’s common stock, par value $0.01 per share, having an aggregate gross sales price of up to $100,000,000 from time to time under an at-the-market program. As of the date of this registration statement, the full $100,000,000 remains unsold under the at-the-market program. The 2021 Registration Statement and the offering that included the unsold securities under the 2022 Prospectus Supplement have been terminated. Pursuant to Rule 457(p) under the Securities Act, a registration fee credit of $9,270 is available to offset the current registration fee.